As filed with the Securities and Exchange Commission on March 23, 1999
                                            Registration Statement No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
             (Exact name of registrant as specified in its Charter)

   Delaware                    One New York Plaza                13-3526694
(Jurisdiction)              New York, New York 10292          (I.R.S. Employer
                                 (212) 778-1000              Identification No.)
                            (Address of registrant's
                          principal executive offices)

                               -------------------

                                   Joe Donovan
                          Prudential Securities Secured
                              Financing Corporation
                               One New York Plaza
                            New York, New York 10292
                     (Name and address of agent for service)

                               -------------------

                                   Copies to:
                          Christopher J. DiAngelo, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-61939

      If this Form is a post-effective amendment filed pursuant to Rule 426(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                   Proposed Maximum     Proposed Maximum      Amount of
                                                                  Offering Price Per   Aggregate Offering   Registration
Title of Securities Being Registered    Amount Being Registered         Unit(1)             Price(1)             Fee
-------------------------------------------------------------------------------------------------------------------------
Mortgage Pass-Through Certificates...       $330,000,000(2)              100%             $330,000,000      $91,740.00(3)
=========================================================================================================================

(1)   Estimated solely for purposes of calculating the registration fee.

(2) This Registration Statement relates to the Registrant's Registration Statement on Form S-3 (Registration No. 333-61939) (the "Prior Registration Statement"). In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the amount of securities eligible to be sold under the Prior Registration Statement ($275,000,000) is carried forward to this Registration Statement and an additional amount of securities equal to 20% of such amount ($55,000,000) is registered hereby.

(3) $15,290.00 is paid pursuant to this Registration Statement. The remaining $76,450.00 of such amount is attributable to the amount carried forward from the Prior Registration Statement, for which a filing fee in the amount of $221,250.00 was paid the time of registration.

In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement incorporates by reference the Registrant's Registration Statement on Form S-3 (Registration No. 333-61939) to which this Registration Statement relates.

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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 22 day of March, 1999.

                                         PRUDENTIAL SECURITIES SECURED FINANCING
                                         CORPORATION


                                         By /s/  Vincent T. Pica
                                            -------------------------------
                                                Vincent T. Pica, II
                                               President and Director

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                      Title                           Date
       ---------                      -----                           ----

/s/ Vincent T. Pica        President (Principal Executive         March 22, 1999
-----------------------    Officer and Director
Vincent T. Pica, II

/s/ P. Carter Rise         Director                               March 22, 1999
-----------------------
P. Carter Rise

/s/ Martin Pfinsgraff      Director                               March 22, 1999
-----------------------
Martin Pfinsgraff

/s/ Leland B. Paton        Director                               March 22, 1999
-----------------------
Leland B. Paton

/s/ William J. Horan       Chief Financial Officer (Principal     March 22, 1999
-----------------------    Financial Officer and Principal
William J. Horan           Accounting Officer)

                                  EXHIBIT INDEX

Exhibit           Description of Document
-------           -----------------------

1.1(a)*           Form of Underwriting Agreement (Version A).

1.1(b)*           Form of Underwriting Agreement (Version B).

4.1(a)*           Form   of   Pooling   and   Servicing    Agreement   (Straight
                  Pass-Through), including form of Certificates.

4.1(b)* Form of Pooling and Servicing Agreement (Senior/Subordinated), including form of Certificates.

4.1(c)*           Form  of  Pooling  and   Servicing   Agreement   (Multiclass),
                  including form of Certificates.

4.1(d)* Form of Pooling and Servicing Agreement (Senior/Subordinated), including form of Certificates.

4.1(e)**          Form of Forward Purchase Agreement.

5.1***            Opinion  of  Dewey   Ballantine  LLP  regarding   legality  of
                  Certificates.

8.1***            Opinion of Dewey Ballantine LLP regarding tax matters.

10.1*             Excerpts from Purchase Agreement.

23.1***           Consent of Dewey  Ballantine LLP (included as part of Exhibits
                  5.1 and 8.1).

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*     Previously  filed in connection with  Registration  Statement on Form S-11
      (Registration No. 33-24717) and incorporated herein by reference.

** Previously filed in connection with Registration Statement on Form S-3 (Registration No. 33-91148) and incorporated herein by reference.

***   Filed herewith.